U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 28, 2004


                          VISTA CONTINENTAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 2-90519

      Delaware                                                  72-0510027
----------------------                                       ---------------
(State or Jurisdiction                                       (I.R.S Employer
  of Incorporation)                                        Identification No.)


                      6600 West Charleston Boulevard, #118
                               Las Vegas, NV 89146
                            Telephone: (702) 228-2077
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


On June 30, 2004, Vista Continental Corporation ("Vista") entered into an asset purchase agreement (the "Agreement") with Miranda Mining III (Guyana) Inc., a corporation incorporated under the Companies Act of Guyana ("Miranda III") whereby Vista agreed to purchase from Miranda III 4,000 shares of the issued and outstanding capital stock of Miranda Mining I (Guyana) Inc., a corporation incorporated under the Companies Act of Guyana (Miranda I"). The 4,000 shares of capital stock of Miranda I owned by Miranda III represent a 40% ownership interest in Miranda I (the "Purchased Assets"). The purchase price for the Purchased Assets is 36,000,000 restricted shares of Vista's common stock, $.001 par value. Vista disclosed the Agreement in a current report on Form 8K filed on July 1, 2004, which is incorporated hereto by reference. A copy of the Agreement is attached to the July 1, 2004 Form 8K as Exhibit 10.1 and is hereby incorporated by reference.

The closing of the transaction contemplated by the Agreement is subject to the satisfactory completion of a due diligence review of the assets and liabilities of Miranda III and Miranda I and was scheduled to close on or before July 20, 2004. Both parties have agreed to extend the Agreement to on or before August 20, 2004 in order to facilitate the completion of the due diligence review which is currently ongoing. A copy of the Amendment to the Asset Purchase Agreement is attached as Exhibit 10.2 and is hereby incorporated by reference.






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


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired
     -------------------------------------------

 not applicable

(b) Pro forma financial information
    -------------------------------

 not applicable

(c) Exhibits

Exhibit Number       Description
--------------      -----------

10.1 Asset Purchase Agreement (incorporated by reference from the Company's Interim Report on Form 8-K filed on July 1, 2004)

10.2                Amendment to Asset Purchase Agreement



                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            VISTA CONTINENTAL CORPORATION
                                                      (Registrant)

Date: July 28, 2004
                                            /s/ Lawrence Nash
                                            -----------------------------------
                                            Dr. Lawrence Nash, CEO


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